Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 100147) of Stratus Services Group, Inc. of our report dated December 28, 2006, appearing in this Annual Report on Form 10-K of Stratus Services Group, Inc. for the year ended September 30, 2006.

/s/ GRUBER & COMPANY, LLC

January 9, 2006